                                                                    Exhibit 11.1

                 Statement of Computation of Per Share Amounts

                                                                                  For the three
                                                  For the year ended              months ended
                                         -------------------------------------    --------------

                                           09/30/94     09/30/95     09/30/96     12/31/95        12/31/96
Primary:

     Net loss for the period             $ (169,809)  $1,515,980  $(3,176,314)  $ (885,043)    $(3,798,072)
                                         ==========   ==========  ===========   ==========     ===========
     Weighted average number of
     shares of common stock
     outstanding                             58,364      900,034     2,994,461    2,994,461       2,994,461

     Weighted average number of
     preferred stock
     common equivalents (1)                      --      719,472           --           --              --

     Shares issuable upon exercise of
     outstanding options and
     warrants (2)                         3,756,144    3,872,516    3,756,144    3,756,144       3,756,144

     Shares assumed to be acquired
     in accordance with the treasury
     stock method (2)                     2,312,208    2,346,730    2,312,203    2,312,203       2,312,203
                                         ----------   ----------  -----------   ----------     -----------

     Shares used in computing
     Earnings per share                   1,502,300    3,145,292    4,438,403    4,438,403       4,438,403
                                         ==========   ==========  ===========   ==========     ===========
     Net (loss) income per share         $    (0.11)  $     0.48  $     (0.72)  $    (0.20)    $     (0.86)
                                         ==========   ==========  ===========   ==========     ===========
Fully Diluted:

     Net Loss for the period             $ (169,809)  $1,515,980  $(3,176,314)  $ (885,043)    $(3,798,072)
                                         ==========   ==========  ===========   ==========     ===========
     Weighted average number of
     shares of common stock
     outstanding                             58,364      900,034    2,994,461    2,994,461       2,994,461

     Weighted average number of
     preferred stock
     common equivalents (1)                      --      719,472           --           --              --

     Shares issuable upon exercise of
     outstanding options and
     warrants (2)                         3,756,144    3,872,516    3,756,144    3,756,144       3,756,144

     Shares assumed to be acquired
     in accordance with the treasury
     stock method (2)                     2,312,208    2,346,730    2,312,203    2,312,203       2,312,203
                                         ----------   ----------  -----------   ----------     -----------

     Shares used in computing
     Earnings per share                   1,507,300    3,145,292    4,438,403    4,438,403       4,438,403
                                         ==========   ==========  ===========   ==========     ===========

     Net (loss) income per share         $    (0.11)  $     0.48  $     (0.72)  $    (0.20)    $     (0.86)
                                         ==========   ==========  ===========   ==========     ===========
     -----------------

(1) Reflects the conversion of preferred shares into common shares based upon the original terms of the instrument. This assumed conversion is presented only in years in which the effect is dilutive.

(2) Under the provisions of Securities and Exchange Commission Staff Accounting Bulletin No. 64 ("SAB No. 64"), common stock and common stock equivalents issued by the company within one year or in contemplation of the Company's offering are treated as if they were outstanding for all periods presented. Accordingly, the shares issuable upon exercise of outstanding options and warrants have been increased by 3,756,144 and the shares assumed to be acquired in accordance with the treasury stock method has been increased by 2,312,208 for each year presented.